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                                                                    EXHIBIT 99.3

FORM OF LETTER TO BROKERS, DEALERS,
COMMERCIAL BANKS, TRUST COMPANIES
AND OTHER NOMINEES

                                AGCO CORPORATION
                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096

                                OFFER TO EXCHANGE

        1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES, SERIES B, DUE 2033
                               FOR ALL OUTSTANDING
              1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2033
                             (CUSIP NO. 001084 AL 6)

     PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS DESCRIBED IN, THE
         PROSPECTUS DATED MAY 26, 2005 AND RELATED LETTER OF TRANSMITTAL

             THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JUNE 23, 2005,
                     UNLESS EARLIER TERMINATED OR EXTENDED.

                                                                    May 26, 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

      We are offering to exchange $1,000 principal amount of 1 3/4% Convertible Senior Subordinated Notes, Series B, Due 2033 for each $1,000 principal amount of validly tendered and accepted 1 3/4% Convertible Senior Subordinated Notes due 2033 (the "Old Notes").

      The exchange offer is made on the terms and is subject to the conditions set forth in our prospectus dated May 26, 2005 and the accompanying letter of transmittal.

      We are asking you to contact your clients for whom you hold Old Notes. For your use and for forwarding to those clients, we are enclosing copies of the prospectus, as well as a letter of transmittal for the Old Notes. We are also enclosing a printed form of letter that you may send to your clients, with space provided for obtaining their instructions with regard to the exchange offer. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

      Morrow & Company, Inc. has been appointed information agent for the exchange offer. Any inquiries you may have with respect to the exchange offer should be addressed to the information agent or to the dealer manager, at the respective addresses and telephone numbers as set forth on the back cover of the prospectus. Additional copies of the enclosed materials may be obtained from the information agent.

                                Very truly yours,

                                AGCO CORPORATION

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OUR AGENT OR THE AGENT OF THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON OUR OR THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN STATEMENTS MADE IN OUR PROSPECTUS OR THE RELATED LETTER OF TRANSMITTAL.